UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

CHANCERY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-141440

(Commission File Number)

Not Applicable

(IRS Employer Identification No.)

422 Richards Street, 3rd Floor, Vancouver, British Columbia, Canada V6B 2Z4

(Address of principal executive offices and Zip Code)

(778) 688-0474

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We effected a forward stock split of our authorized, issued and outstanding common stock on February 1, 2008 with the Secretary of State of Nevada, whereby each one (1) share of our common stock prior to the stock split was equal to twenty-five (25) shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.00001 to 2,500,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 shares of preferred stock with a par value of $0.00001 to 2,500,000,000 shares of preferred stock with a par value of $0.00001. Our issued and outstanding share capital increased from 6,050,000 shares of common stock to 151,250,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The forward stock split will become effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on February 4, 2008 under the new stock symbol “CCRY”. Our new CUSIP number is 15883P 203.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on January 16, 2008 effective January 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANCERY RESOURCES, INC.

/s/Juan Restrepo Gutierrez_____________________________________

Juan Restrepo Gutierrez

President, Chief Executive Officer,

Chief Financial Officer, Secretary, Treasurer

and Director

Date: February 1, 2008

CW1657000.1